Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2010

1.	Arrow Electronics, Inc. a New York corporation
2.	Arrow Electronics Canada Ltd., a Canadian corporation
a.	Richardson RFPD Canada, Inc., a Canadian corporation
3.	Schuylkill Metals of Plant City, Inc., a Delaware corporation (dormant)
4.	Arrow Electronics International, Inc., a Delaware corporation (old FSC)
5.	Hi-Tech Ad, Inc., a New York corporation (dormant)
6.	Arrow Enterprise Computing Solutions, Inc., a Delaware corporation
a.	Arrow ECS Canada Ltd., a Canadian company
b.	Shared Technologies Inc., a Delaware company
i.	Shared Technologies Managed Services, LLC, a Delaware company
ii.	STI Dedicated Services, LLC, a Delaware company
iii.	STI Governmental Services, Inc., a Delaware company
iv.	Shared Technologies Acquisition Corp, a Delaware company
v.	STI Communications of Canada Inc., a Canadian company
vi.	STI LayerX, Inc., a Delaware company
vii.	STI Support Services, LLC, a Delaware company
viii.	STI Communication Management Services, Inc., a Texas company
7.	Arrow Electronics Funding Corporation, a Delaware corporation
8.	Arrow Electronics Real Estate Inc., a New York corporation
9.	Arrow Electronics (U.K.), Inc., a Delaware corporation
a.	Arrow Electronics (Sweden) KB, a Swedish partnership (98% owned)
b.	Arrow Electronics South Africa, LLP (1% owned), a South African limited partnership
c.	Arrow Holdings (Delaware) LLC, a Delaware company
i.	Arrow International Holdings L.P., a Cayman company (1% owned)
d.	Arrow International Holdings L.P., a Cayman company (99% owned)
i.	Arrow Electronics International Holdings, LLC, a Delaware company
1.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (35.7% owned)
ii.	Arrow Electronics B.V., a Netherlands company (75% owned)
iii.	Arrow Electronics Holdings Vagyonkezelo, Kft, a Hungarian company (64.3% owned)
1.	Arrow Electronics Europe, LLC, a Delaware company
2.	Arrow Electronics B.V., a Netherlands company (25% owned)
3.	Arrow Electronics EMEASA S.r.l., an Italian company
a.	ARW Electronics, Ltd., an Israeli company
i.	Arrow/Rapac, Ltd., an Israeli company
1.	Richardson RFPD Israel Ltd., an Israeli company
b.	Arrow Electronics Services S.r.l., an Italian company
i.	B.V. Arrow Electronics, DLC, a Netherlands company (34.35% owned)
c.	B.V. Arrow Electronics DLC, a Netherlands company (65.65% owned)
i.	Arrow Electronics UK Holding Ltd., a UK company
1.	Arrow Electronics (UK) Ltd., a UK company
a.	Arrow Electronics, Ltd., a UK company (dormant)
b.	Richardson RFPD UK Ltd., a UK company
2.	Arrow Northern Europe Ltd., a UK company (dormant)

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2010

3.	Multichip Ltd., a UK company
a.	Microtronica Ltd., a UK company
ii.	Arrow Central Europe GmbH, a German company
1.	Silverstar S.r.l., an Italian company (95% owned)
a.	I.R. Electronic D.O.O., a Slovenian company
b.	Arrow Elektronik Ticaret, A.S., a Turkish company
c.	Arrow Electronics Hellas S.A., a Greek company
d.	Arrow Electronice S.R.L., a Romanian company
e.	Arrow France, S.A., a French company
i.	Mircrotronica France Sarl, a French company
ii.	Richardson RFPD France SAS, a French company
f.	Arrow Iberia Electronica, S.L.U., a Spanish company
i.	Arrow Iberia Electronica Lda., a Portugal company
ii.	Richardson RFPD Spain SL, a Spanish company
g.	Richardson RFPD Italy Srl, an Italian company
2.	Arrow Electronics Danish Holdings ApS, a Danish company
a.	Arrow Electronics Norwegian Holdings AS, a Norwegian company
i.	Arrow Electronics Estonia OU, an Estonian company
ii.	Jacob Hatteland Electronic II AS, a Norwegian company
iii.	Arrow Finland OY, a Finnish company
iv.	Arrow Denmark, ApS, a Danish company
v.	Arrow Components Sweden AB, a Swedish company
a)	Arrow Nordic Components AB, a Swedish company
b)	Richardson RFPD Sweden AB
vi.	Arrow Norway A/S, a Norwegian company
3.	Arrow Electronics Russ OOO, a Russian company (99% owned)
4.	Industrade AG, a Swiss company
5.	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (99% owned)
6.	Spoerle Hungary Kereskedelmi Kft, a Hungarian company
a.	Arrow Electronics Hungary Kereskedelmi Bt, a Hungarian company (1% owned)
7.	Arrow Electronics Czech Republic s.r.o., a Czech company
8.	Arrow Electronics Poland Sp.z.o.o., a Polish company
9.	Spoerle Eastern Europe GmbH, a German company
a.	Arrow Electronics Ukraine, LLC, a Ukrainian company
b.	Arrow Electronics Russ OOO, a Russian company(1% owned)
c.	Arrow Electronics Slovakia s.r.o., a Slovakian company (0.9% owned)

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2010

10.	Arrow Electronics Slovakia s.r.o , a Slovakian company (99.1% owned)
11.	Power and Signal Group GmbH, a German company
12.	Arrow ECS Central GmbH, a German company
a.	Arrow ECS GmbH, a German company
b.	Arrow ECS Sp.z.o.o., a Polish company
i.	Arrow ECS Services Sp.z.o.o., a Polish company (99.2% owned)
c.	Arrow ECS Kft., a Hungarian company
d.	Arrow ECS a.s., a Czech company
e.	Arrow ECS s.r.o., a Slovakian company
f.	Arrow ECS Internet Security AG, an Austrian company
g.	Arrow ECS d.o.o., a Croatian company
h.	Arrow ECS d.o.o., a Serbian company
i.	Arrow Enterprise Computing Solutions Ltd., a UK company
i.	DNS Arrow UK Ltd., a UK company (dormant)
ii.	DNS Arrow Ltd., a UK company (dormant)
iii.	Sphinx Group Limited (UK), a UK company
1.	Broomco (4184) Limited (UK), a UK company
a.	Sphinx CST Limited (UK), a UK company
i.	Sphinx CST Networks Limited (UK), a UK company (dormant)
ii.	Sphinx Professional Services Limited (UK), a UK company (dormant)
j.	Arrow ECS d.o.o., a Slovenian company
13.	Arrow ECS, SAS, a French company
a.	Arrow ECS Network & Security SAS, a French company
b.	Finovia SAS, a French company
c.	Asplenium SA, a French company
d.	Arrow ECS Support Center, Ltd., an Israeli company
e.	Arrow ECS Ltd., an Israeli company
f.	Arrow ECS SARL, a Moroccan company
g.	Arrow ECS B.V., a Netherlands company
h.	Arrow ECS SA NV, a Belgian company
i.	Logix Polska Sp. z.o.o., a Polish company
j.	Arrow ECS Nordic A/S, a Danish company
i.	Arrow ECS Norway AS, a Norwegian company
ii.	IPVista A/S, a Danish company
iii.	Arrow ECS Sweden AB, a Swedish company
iv.	Arrow ECS Finland OY, a Finnish company
k.	Diasa Infomatica, a Spanish company
14.	Richardson RFPD Germany GmbH, a German company
15.	Richardson RFPD Netherlands BV, a Netherlands company

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2010

iii.	Arrow Electronics (Sweden) KB, a Swedish partnership (2% owned)
iv.	Silverstar S.r.l., an Italian company (5% owned)
10.	Arrow Electronics South Africa LLP (99% owned), a South African limited partnership
11.	Arrow Altech Holdings (Pty) Ltd. (50.1% owned), a South African company
a.	Arrow Altech Distribution (Pty) Ltd., a South African company
b.	Erf 211 Hughes (Pty) Limited, a South African company
12.	Arrow Brasil S.A., a Brazilian company
a.	Elko C.E., S.A., an Argentinean company (3% owned)
13.	Elko C.E., S.A., an Argentinean company (97% owned)
a.	TEC-Tecnologia Ltda, a Brazilian company (99.9% owned)
14.	Eurocomponentes, S.A., an Argentinean company (dormant)
15.	Macom, S.A., an Argentinean company (dormant)
16.	Compania de Semiconductores y Componentes, S.A., an Argentinean company (dormant)
17.	Components Agent (Cayman) Limited, a Cayman Islands company
a.	Arrow/Components (Agent) Ltd., a Hong Kong company
i.	Arrow Electronics (China) Trading Co. Ltd., a Chinese company
b.	Arrow Electronics China Ltd., a Hong Kong company
i.	Arrow Electronics (Shanghai) Co. Ltd., a Chinese company
ii.	Arrow Electronics (Shenzhen) Co. Ltd., a Chinese company
iii.	Arrow Electronics Distribution (Shanghai) Co. Ltd., a Chinese company
c.	Arrow Electronics Asia Limited, a Hong Kong company
d.	Arrow Electronics (S) Pte Ltd, a Singapore company
e.	Intex-semi Ltd., a Hong Kong company
f.	Arrow Electronics Asia (S) Pte Ltd., a Singapore company
i.	Arrow Electronics (Thailand) Limited, a Thailand company
ii.	Achieva Components PTE Ltd., a Singapore company
1.	Achieva Components Sdn Bhd, a Malaysian company
2.	Achieva Components (India) Private Limited, a Singapore company
3.	Achieva Components China Ltd., a Hong Kong company
a.	Achieva Components Int’l Trading (Shanghai) Co. Ltd., a Chinese company
4.	Achieva Components (Taiwan) Ltd., a Taiwan company
iii.	Achieva Electronics PTE Ltd., a Singapore company
1.	Achieva Electronics Sdn Bhd, a Malaysian company
2.	New Tech Electronics Pte. Ltd., a Singapore company
iv.	Richardson RFPD Singapore, a Singapore company
1.	ETEQ Components PTE Ltd., a Singapore company
a.	ETEQ Components International PTE Ltd., a Singapore company
g.	Arrow Electronics India Ltd., a Hong Kong company
h.	Arrow Asia Pac Ltd., a Hong Kong company
i.	Components Agent Asia Holdings, Ltd., a Mauritius company
i.	Arrow Electronics India Private Limited, an Indian company
j.	Arrow Electronics ANZ Holdings Pty Ltd., an Australian company
i.	Arrow Electronics Holdings Pty Ltd., an Australian company

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2010

1.	Arrow Electronics Australia Pty Ltd., an Australian company
a.	Richardson RFPD Australia Pty. Ltd., an Australian company
ii.	Arrow Components (NZ), a New Zealand Company
k.	Arrow Electronics Labuan Pte Ltd., a Malaysian company
i.	Arrow Electronics Korea Limited, a South Korean company
1.	Excel Tech, Inc., a South Korean company
l.	Arrow Components (M) Sdn Bhd, a Malaysian company
m.	Arrow Electronics Taiwan Ltd., a Taiwanese company
i.	Strong Pte, Ltd., a Singapore company
ii.	Lite-On Korea, Ltd., a South Korean company (51.42% owned)
iii.	TLW Electronics, Ltd., a Hong Kong company
1.	Lite-On Korea, Ltd., a South Korean company (48.58% owned)
iv.	Creative Model Limited, a Hong Kong company
v.	Ultra Source Technology Corp., a Taiwanese company
1.	Channel Ware Corp., a Taiwanese company
2.	Ultra Source Technology (B.V.I) Corp., a British Virgin Islands company
3.	Nuchip Technology Corp., a Taiwanese company (39.65% owned)
n.	Richardson RFPD Hong Kong, a Hong Kong company
i.	Deng Xue Trading (Shanghai) Co. Ltd., a Chinese company
18.	Arrow Asia Distribution Limited, a Hong Kong company
19.	Arrow Electronics (CI) Ltd., a Cayman Islands company
a.	Arrow Electronics Japan GK, a Japanese company
i.	Universe Electron Corporation, a Japanese company
b.	Marubun/Arrow Asia Ltd., a British Virgin Islands company (50% owned)
i.	Marubun/Arrow (HK) Limited, a Hong Kong company
1.	Marubun/Arrow (Shanghai) Co., Ltd., a Chinese company
ii.	Marubun/Arrow (S) Pte Ltd., a Singapore company
1.	Marubun/Arrow (Thailand) Co., Ltd., a Thailand company
2.	Marubun/Arrow (Philippines) Inc., a Filipino company
3.	Marubun/Arrow (M) Sdn. Bhd (Malaysia), a Malaysian company
20.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)
21.	Arrow Electronics Mexico, S. de R.L. de C.V., a Mexican company
22.	Dicopel, Inc., a U.S. company
a.	Arrow Components Chile Limitada, a Chilean company
23.	Arrow Components Mexico S.A. de C.V., a Mexican company
24.	Wyle Electronics de Mexico S de R.L. de C.V., a Mexican company (dormant)
25.	Wyle Electronics Caribbean Corp., a Puerto Rican company (dormant)
26.	Marubun Corporation, a Japanese company (8.38% owned)
a.	Marubun USA Corporation, a California corporation
i.	Marubun/Arrow USA, LLC, a Delaware limited liability company (50% owned)
27.	WPG Holding Co., Ltd., a Taiwanese company (2.7% owned)
28.	A.E. Petsche Company, Inc., a Texas corporation
a.	Petsche Mexico, LLC, a U.S. company

Exhibit 21
ARROW ELECTRONICS, INC. & SUBSIDIARIES
Organizational (Legal Entity) Structure
As of December 31, 2010

i.	A.E. Petsche Company S De RL, a Mexican partnership (1% owned)
b.	A.E. Petsche Company S De RL, a Mexican partnership (99% owned)
c.	A.E. Petsche SAS, a French company
29.	A.E. Petsche Belgium BVBA, a Belgian company
30.	A.E. Petsche Canada, Inc., a Canadian company
31.	PCG Parent Corp., a Delaware corporation
a.	PCG Trading, LLC, a Delaware company
i.	Converge Asia Pte, Ltd., a Singapore company
ii.	Converge (Shanghai) International Trading Co., Ltd., a Chinese company
iii.	Converge France SAS, a French company
iv.	Converge Netherlands BV, a Netherlands company
v.	Converge Scandinavia AB, a Swedish company
b.	Arrow-Intechra LLC, a Delaware corporation
32.	Eshel Technology Group, Inc., a California corporation
33.	Transim Technology Corporation, a California corporation
34.	Richardson RFPD, Inc., a Delaware corporation